                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934




                                 March 6, 1996
                                (Date of Report)
              Date of earliest event reported:  February 21, 1996


                            DAKA International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)





0-17229                                                               04-3024178
(Commission File Number)                    (I.R.S. Employer Identification No.)


One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts                                                     01923
(Address of principal executive offices)                              (Zip Code)


              Registrant's telephone number, including area code:
                                 (508) 774-9115

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS


On February 21, 1996, pursuant to an Agreement and Plan of Merger dated as of October 10, 1995 (the "Merger Agreement") by and among DAKA International, Inc. (the "Registrant" or "DAKA"), CEI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of DAKA ("Sub"), and Champps Entertainment, Inc., a Minnesota corporation ("Champps"), Sub was merged with and into Champps (the "Merger") whereupon Champps became a wholly-owned subsidiary of DAKA.

Under the terms of the Merger Agreement, upon the consummation of the Merger each outstanding share of Champps common stock, par value $.01 per share ("Champps Common Stock"), was converted into the right to receive forty-three hundredths (0.43)(the "Exchange Ratio") of one share of DAKA's Common Stock par value $.01 per share ("DAKA Common Stock") plus cash for any fractional shares. Based on the Exchange Ratio, holders of Champps Common Stock will receive an aggregate of 2,181,722 shares of DAKA Common Stock valued at $49,361,460. The value of the shares of DAKA Common Stock issued was determined by multiplying the 2,181,722 shares by $22.625, the closing price of DAKA Common Stock as reported on the Nasdaq National Market System on February 20, 1996, which was the last trading day prior to February 21, 1996. In addition, as a result of the Merger, DAKA is obligated to issue 86,215 additional shares of DAKA Common Stock upon exercise of outstanding Champps stock options. The issuance of DAKA's Common Stock, in connection with the Merger as herein described, was approved by the stockholders of DAKA at DAKA's Annual Meeting of Stockholders held on February 21, 1996. The Merger was also approved by the shareholders of Champps at a Special Meeting of the Shareholders of Champps also held on February 21, 1996.

The Merger will be treated as a tax-free reorganization for federal income tax purposes and as a pooling-of-interests for financial accounting purposes whereby DAKA will restate previously issued consolidated financial statements to include Champps.

Champps owns and operates six "Champps Americana" casual dining restaurants located in Minnesota, Texas, New Jersey, Indiana and California, and has 12 licensed and franchised restaurants, including two in Minneapolis/St. Paul and one in Cleveland which are currently owned and operated by DAKA through its majority owned subsidiary Americana Dining Corporation.

Dean P. Vlahos, President and Founder of Champps, has been appointed to the Board of Directors of DAKA in connection with the Merger. Subsequent to the Merger, Mr. Vlahos, pursuant to a five year employment agreement, will assume the responsibilities of Chairman of the Board, President and Chief Executive Officer of the Champps subsidiary.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (A) Financial Statements of Business Acquired:


       Report of Independent Public Accountants

       Consolidated Financial Statements of Champps Entertainment, Inc. for the years ended December 31, 1994, 1993 and 1992

       Consolidated Financial Statements of Champps Entertainment, Inc. for the fifty-two weeks ended December 30, 1995 (unaudited) and for the year ended December 31, 1994

             Audited consolidated financial statements for Champps Entertainment, Inc. for the fifty-two weeks ended December 31, 1995 are not available. Pursuant to Rule 210.3-01(b) and (c) of Regulation S-X, the Registrant is permitted to submit unaudited consolidated financial statements of Champps Entertainment, Inc. as of the most recently completed interim period in lieu of the audited consolidated financial statements of Champps Entertainment, Inc. for the fifty-two weeks ended December 31, 1995. The Registrant has elected to submit unaudited consolidated financial statements of Champps Entertainment, Inc. for the fifty-two weeks ended December 31, 1995 in lieu of the unaudited consolidated interim financial statements permitted by Rule 210.3-01 (b) and (c) of Regulation S-X.

   (B) Pro Forma Financial Information:


       Unaudited Pro Forma Condensed Combined Balance Sheets as of July 1, 1995, July 2, 1994 and December 30, 1995.

       Unaudited Pro Forma Condensed Combined Statements of Income for the fiscal years ended July 1, 1995, July 2, 1994, June 26, 1993 and for the six months ended December 30, 1995 and December 31, 1994.




   (C) Exhibits:



   Exhibit
   Number                                     Description
   ------                                     -----------

      2 Agreement and Plan of Merger dated as of October 10, 1995 by and among DAKA International, Inc., CEI Acquisition
                     Corp. and Champps Entertainment, Inc. is incorporated herein by reference from Appendix A of the Registration
                     Statement of DAKA on Form S-4 (File No. 33-65425).
                     Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement are omitted. A list of such schedules appears in the table of contents to the Merger Agreement. DAKA hereby undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.

   23.1              Consent of Arthur Andersen LLP


             ITEM 7(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Champps Entertainment, Inc.:

     We have audited the accompanying consolidated balance sheets of Champps Entertainment, Inc. (a Minnesota corporation) and Subsidiaries as of December 31, 1994 and 1993, the related consolidated statements of operations, shareholders' investment and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champps Entertainment, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
January 27, 1995

                          CHAMPPS ENTERTAINMENT, INC.

                                         CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1993
                                                                    -----------     -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $ 6,466,419     $ 2,149,040
  Marketable securities (Note 2)..................................      170,000              --
  Inventories.....................................................      112,150          58,238
  Accounts receivable.............................................      166,062          25,239
  Prepaid expenses and other current assets.......................      131,201          23,947
  Preopening costs, net...........................................      262,156              --
  Note receivable from shareholder, current.......................           --          25,500
                                                                    -----------     -----------
          Total current assets....................................    7,307,988       2,281,964
                                                                    -----------     -----------
Property, Equipment and Leasehold Improvements, net...............    2,923,438         894,675
Other Assets......................................................      340,289          85,240
                                                                    -----------     -----------
                                                                    $10,571,715     $ 3,261,879
                                                                    ===========     ===========
LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 3)...................  $   471,034     $ 1,294,730
  Accounts payable................................................      196,123          22,190
  Accrued expenses--
     Payroll and related benefits.................................      222,730          97,440
     Other........................................................      404,252         229,548
  Deferred income taxes...........................................       31,646              --
  Deferred franchise fee revenue..................................      143,000         163,000
                                                                    -----------     -----------
          Total current liabilities...............................    1,468,785       1,806,908
                                                                    -----------     -----------
Long-term debt (Note 3)...........................................      610,000         473,511
                                                                    -----------     -----------
Commitments and contingencies (Note 9)
Shareholders' Investment (Notes 1 and 5):
  Common stock....................................................       47,801           5,221
  Additional paid-in capital......................................    8,230,498       2,591,862
  Unrealized loss on marketable securities, net of tax effect
     (Note 2).....................................................      (18,300)             --
  Retained earnings...............................................      232,931      (1,615,623)
                                                                    -----------     -----------
          Total shareholders' investment..........................    8,492,930         981,460
                                                                    -----------     -----------
                                                                    $10,571,715     $ 3,261,879
                                                                    ===========     ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1994           1993           1992
                                                         ----------     ----------     ----------
REVENUES:
  Net sales by Company-owned restaurants...............  $7,900,068     $6,199,050     $6,554,240
  Royalty and franchise fee revenue....................     637,940        361,522        263,458
  Other revenues.......................................      81,695         35,528         73,579
                                                           --------       --------       --------
          Total revenues...............................   8,619,703      6,596,100      6,891,277
                                                           --------       --------       --------
COST AND EXPENSES:
  Cost of sales........................................   2,274,742      1,752,863      1,855,564
  Restaurant operating expenses........................   4,099,440      3,119,650      3,252,780
  Direct franchise expenses............................     119,879         44,908         29,593
  Depreciation and amortization........................     394,524        223,769        268,182
  General and administrative expenses..................   1,232,766        596,254        471,952
  Severance expense (Note 7)...........................     280,377             --             --
  Loss on sale of restaurant (Note 6)..................          --             --        261,551
                                                           --------       --------       --------
          Total cost and expenses......................   8,401,728      5,737,444      6,139,622
                                                           --------       --------       --------
Income from operations.................................     217,975        858,656        751,655
Interest expense.......................................    (122,304)       (89,688)      (178,856)
Interest income........................................     201,260         14,288         26,667
                                                           --------       --------       --------
Income before provision for income taxes...............     296,931        783,256        599,466
Provision for income taxes.............................      64,000             --             --
                                                           --------       --------       --------
Net income.............................................  $  232,931     $  783,256     $  599,466
                                                           ========       ========       ========
Net income per common share............................  $      .05             --             --
                                                           ========       ========       ========
Weighted average shares outstanding....................   4,807,559             --             --
                                                           ========       ========       ========
UNAUDITED PRO FORMA INFORMATION (NOTE 10):
Income before provision for income taxes...............          --     $  783,256     $  599,466
Provision for income taxes.............................          --        325,000        244,000
                                                           --------       --------       --------
Net income.............................................          --     $  458,256     $  355,466
                                                           ========       ========       ========
Net income per common share............................          --     $      .12     $      .09
                                                           ========       ========       ========
Weighted average shares outstanding....................          --      3,901,900      3,901,900
                                                           ========       ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  FOR YEARS ENDED DECEMBER 31,
                                                                           ------------------------------------------
                                                                              1994            1993            1992
                                                                           -----------     -----------     ----------
OPERATING ACTIVITIES:
Net income.............................................................    $   232,931     $   783,256     $  599,466
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization........................................        394,524         223,769        268,182
  Noncash severance expense (Note 7)...................................        102,000
  Deferred income tax benefit..........................................        (64,779)             --             --
  Loss on sale of property.............................................             --           3,514        261,551
  Changes in other operating items:
    Inventories........................................................        (53,912)          2,560         (2,517)
    Accounts receivable................................................       (140,823)         (9,412)       (15,827)
    Prepaid expenses and other.........................................       (247,150)         (8,557)        22,881
    Preopening costs...................................................       (344,187)             --             --
    Accounts payable...................................................        173,933         (48,108)        23,195
    Accrued expenses...................................................        299,994         122,903         19,999
    Deferred franchise fee revenue.....................................        (20,000)        163,000             --
                                                                           -----------     -----------     -----------
      Net cash provided by operating activities........................        332,531       1,232,925      1,176,930
                                                                           -----------     -----------     -----------
INVESTING ACTIVITIES:
Purchases of property, equipment and leasehold improvements, net.......     (2,324,784)        (91,935)       (69,364)
Purchase of marketable securities......................................       (200,000)             --             --
Proceeds from sale of assets...........................................        758,981          38,000        (29,121)
                                                                           -----------     -----------     -----------
    Net cash used for investing activities.............................     (1,765,803)        (53,935)       (98,485)
                                                                           -----------     -----------     -----------
FINANCING ACTIVITIES:
Net proceeds from initial public offering of common stock..............      7,196,839              --             --
Borrowings of long-term obligations....................................             --         500,000             --
Payments on long-term obligations......................................     (1,446,188)       (186,975)      (478,139)
Cash proceeds from common stock issuances..............................             --       1,575,000             --
Cash dividends paid....................................................             --      (1,221,000)            --
Proceeds from sale of warrants.........................................             --           3,250             --
Redemption of common stock.............................................             --              --           (200)
Advances to majority shareholder.......................................             --              --       (437,349)
Loan to shareholder/officer............................................             --        (102,000)            --
                                                                           -----------     -----------     -----------
    Net cash provided by (used for) financing activities...............      5,750,651         568,275       (915,688)
                                                                           -----------     -----------     -----------
Net increase in cash and cash equivalents..............................      4,317,379       1,747,265        162,757
Cash and cash equivalents, beginning of year...........................      2,149,040         401,775        239,018
                                                                           -----------     -----------     -----------
Cash and cash equivalents, end of year.................................    $ 6,466,419     $ 2,149,040     $  401,775
                                                                           ===========     ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid..........................................................    $    75,902     $    89,688     $  178,556
Income taxes paid......................................................    $   223,075     $        --     $       --
Noncash transaction--
  Issuance of common stock to purchase trade name......................    $   100,000     $        --     $       --
  Cancellation of a note receivable....................................    $   102,000     $        --     $       --
  Equipment acquired pursuant to capital lease arrangements............    $   758,981              --             --

  The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
                   YEARS ENDED DECEMBER 31, 1992, 1993, 1994

                            COMMON STOCK                                                  RETAINED     UNREALIZED
                   -------------------------------                         ADDITIONAL     EARNINGS      LOSS ON
                    CMI/THE                                                 PAID-IN     (ACCUMULATED   MARKETABLE   SHAREHOLDERS'
                    COMPANY     CHAMPPS      CFI       TOTAL     AMOUNT     CAPITAL       DEFICIT)     SECURITIES    INVESTMENT
                   ---------   ----------   ------   ---------   -------   ----------   ------------   ----------   -------------
BALANCE, DECEMBER
  31, 1991........    13,333    1,787,500       --   1,800,833   $ 1,133   $  390,600   $  (472,935)          --     $   (81,202)
Redemption of
  stock...........        --     (536,250)      --    (536,250)     (300)         100            --           --            (200)
Dividends to
  shareholder.....        --           --       --          --        --           --       (83,330)          --         (83,330)
Issuance of stock
  purchase
  warrant.........        --           --       --          --        --        1,000            --           --           1,000
Net income........        --           --       --          --        --           --       599,466           --         599,466
                   ---------   ----------   ------   ---------   -------   ----------   -----------     --------      ----------
BALANCE, DECEMBER
  31, 1992........    13,333    1,251,250       --   1,264,583       833      391,700        43,201           --         435,734
Initial
  capitalization
  of CFI..........        --           --    1,000       1,000        10      149,990            --           --         150,000
Cash dividends to
  shareholders
  (Note 8)........        --           --       --          --        --           --    (1,221,000)          --      (1,221,000)
Noncash dividends
  to shareholders
  (Note 8)........        --           --       --          --        --           --    (1,221,080)          --      (1,221,080)
Conversion to
  equity of
  amounts due to
  shareholder.....        --           --       --          --        --      477,300            --           --         477,300
Issuance of stock
  purchase
  warrant.........        --           --       --          --        --        2,250            --           --           2,250
Exercise of stock
  purchase
  warrant.........     1,428      133,975      107     135,510     1,355       73,645            --           --          75,000
Sale of common
  stock...........     3,184      298,830      239     302,253     3,023    1,496,977            --           --       1,500,000
Net income........        --           --       --          --        --           --       783,256           --         783,256
                   ---------   ----------   ------   ---------   -------   ----------   -----------     --------      ----------
BALANCE, DECEMBER
  31, 1993........    17,945    1,684,055    1,346   1,703,346     5,221    2,591,862    (1,615,623)          --         981,460
Conversion to C
  Corporation for
  tax purposes
  (Note 4)........        --           --       --          --        --   (1,615,623)    1,615,623           --              --
Effects of Merger
  Agreement (Note
  5).............. 3,363,355   (1,684,055)  (1,346)  1,677,954    28,592      (28,592)           --           --              --
Initial public
  offering, net of
  expenses (Note
  5).............. 1,380,000           --       --   1,380,000    13,800    7,183,039            --           --       7,196,839
Issuance of common
  stock (Note
  9)..............    18,824           --       --      18,824       188       99,812            --           --         100,000
Unrealized loss on
  marketable
  securities (Note
  2)..............        --           --       --          --        --           --            --     $(18,300)        (18,300)
Net income........        --           --       --          --        --           --       232,931           --         232,931
                   ---------   ----------   ------   ---------   -------   ----------   -----------     --------      ----------
BALANCE, DECEMBER
  31, 1994........ 4,780,124           --       --   4,780,124   $47,801   $8,230,498   $   232,931     $(18,300)    $ 8,492,930
                   =========   ==========   ======   =========   =======   ==========   ===========     ========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Champps Entertainment, Inc. ("Champps") owns and operates a full-service, casual theme restaurant and bar concept under the name Champps Americana. As of December 31, 1994, Champps had two Champps-owned restaurants in operation in Minnesota and Texas and 11 franchised restaurants.

     On April 6, 1994, Champps completed an initial public offering of its common stock. In order to facilitate this offering, the owners of the various predecessor companies under common control and ownership agreed to exchange their ownership interests for shares of Champps pursuant to the terms of an Agreement and Plan of Merger (the "Champps Merger Agreement") dated February 14, 1994 (see Note 5). The predecessor companies consisted of the following:

     - Champps Entertainment, Inc. ("former Champps"), a Minnesota corporation, organized to obtain trade names and licensing rights as well as to develop and franchise Champps restaurants.

     - Champps of Minnetonka, Inc. ("CMI"), a Minnesota corporation, organized to develop and operate a Champps Americana restaurant in Minnetonka, Minnesota.

     - Champps Franchising, Inc. ("CFI"), a Minnesota corporation, organized for the specific purpose of establishing a franchise. The operations of CFI include expenses incurred in connection with the development of new franchises and the related franchise fee revenue.

     As discussed in Note 5, former Champps and CFI merged into CMI. The surviving corporation changed its name to Champps Entertainment, Inc. The accompanying 1994 financial statements have been consolidated as discussed in
Note 2. The 1993 and 1992 financial statements have been presented on a combined basis and contain the financial position and results of operations because the predecessor companies were under common control.

2.  SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Champps and its two wholly owned subsidiaries, Champps Entertainment of Texas, Inc. and Champps Entertainment of Edison, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less.

     Champps has pledged cash equivalents valued at $750,000 as collateral for a letter of credit issued by a bank in the amount of $300,000 (see Note 9).

     MARKETABLE SECURITIES -- Champps adopted Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS
115) as of January 1, 1994. At December 31, 1993, Champps had no investments in marketable securities. Thus, there was no effect on the financial statements upon adoption of SFAS 115 as of January 1, 1994. SFAS 115 requires the classification of debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of related tax effect, on available-for-sale securities are reported as a separate component of shareholders' investment until realized.

     All marketable securities held by Champps at December 31, 1994, were classified as current and available-for-sale. As of December 31, 1994, Champps has recorded an unrealized loss as a result of a decrease in fair market value below original cost, net of tax effect, of $18,300. This unrealized loss has been

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

reflected as a separate component of shareholders' investment in the accompanying consolidated balance sheets. Marketable securities consist entirely of auction rate preferred stock with an original cost of $200,000.

     INVENTORIES--Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of food and beverages.

     PREOPENING COSTS--Preopening costs include the direct and incremental costs typically associated with the opening of a new restaurant which primarily consists of costs incurred to recruit and develop new restaurant management teams, travel and lodging for both the training and opening unit management teams, and the food, beverage and supplies costs incurred to perform role-play, testing of all equipment, concept systems and recipes. These costs are capitalized and amortized over the first 12 months of the restaurant's operations.

     RESTAURANT OPERATIONS--Food and beverage revenues from Champps-owned restaurants are recognized at the time of sale. Restaurant revenues are reported net of applicable sales and excise taxes. Restaurant cost of sales consists of food and beverage costs. Restaurant operating expenses include all on-site labor, occupancy and direct overhead costs.

     FRANCHISE OPERATIONS--Royalty fees received from franchisees are recognized when earned and are based primarily on a contractual percentage of restaurant revenue. Initial franchise fees are included in franchise revenue when the franchised restaurant commences operations. Fees received pursuant to multiple unit development agreements are nonrefundable and recognized as revenue when received based on the fact that no additional services are required to be performed by Champps in connection with the development agreement. Direct franchise expenses include franchise development and support costs and on-site restaurant management expenses as well as a fee paid to the former owner of the "Champps" trade name (see Note 9).

     PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS--Property, equipment and leasehold improvements are recorded at cost less accumulated depreciation and amortization as follows at December 31:

                                                                1994            1993
                                                             -----------     ----------
        Equipment and furniture............................  $ 1,315,252     $  981,347
        Leasehold improvements.............................    1,591,944        664,590
        Equipment under capital leases.....................      758,981             --
        Construction in progress...........................      295,855             --
                                                             -----------     ----------
                                                               3,962,032      1,645,937
        Accumulated depreciation and amortization..........   (1,038,594)      (751,262)
                                                             -----------     ----------
                                                             $ 2,923,438     $  894,675
                                                             ===========     ==========

     Champps uses the straight-line method of depreciation for financial reporting purposes and accelerated methods for income tax reporting purposes. Equipment and furniture are depreciated over their estimated useful lives, which range from 5 to 10 years. Leasehold improvements are amortized over the life of the lease term, generally 10 to 15 years.

     INCOME TAXES--Effective January 1, 1994, Champps adopted FASB Statement No. 109, "Accounting for Income Taxes" (SFAS 109), which requires the asset and liability approach for financial accounting and reporting for deferred income taxes. The cumulative effect of adopting SFAS 109 was not material.

     Prior to January 1, 1994, each of the affiliated legal entities described in Note 1 had elected those provisions of the Internal Revenue Code and state laws which provide for the income of the entities to be taxed at the shareholder level. Accordingly, the consolidated statements of operations for the years ended December 31, 1993 and 1992 do not include a provision for income taxes.

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

     NET INCOME PER COMMON SHARE--Net income per common share is computed by dividing net income by the weighted average number of shares of common and dilutive common equivalent shares assumed to be outstanding during the period. Common equivalent shares consist of dilutive options and warrants to purchase common stock.

     RECLASSIFICATIONS--Certain reclassifications have been made to the 1993 and 1992 financial statements to conform with the 1994 presentation. These reclassifications had no effect on stockholders' investment or net income as previously presented.

3.  DEBT

     Debt consisted of the following as of December 31:

                                                                 1994           1993
                                                              ----------     ----------
        Notes payable to bank, interest at 8.5% minimum
          monthly payments of $23,000 due April 30, 1995....  $  354,522     $  933,781
        Capital lease obligations collateralized by
          equipment, interest at 7.5%, maturing in October
          1999..............................................     726,512             --
        Borrowings from a non-affiliate, paid in full in
          December, 1994....................................          --        500,000
        Borrowings from a former shareholder, paid in full
          in April, 1994....................................          --        334,460
                                                              ----------     ----------
                  Total.....................................   1,081,034      1,768,241
        Less-current maturities of long-term debt...........     471,034      1,294,730
                                                              ----------     ----------
                  Long-term debt............................  $  610,000     $  473,511
                                                              ==========     ==========

     Maturities of long-term debt as of December 31, 1994 are as follows:

            1995.....................................................  $  471,034
            1996.....................................................     125,671
            1997.....................................................     138,427
            1998.....................................................     150,021
            1999.....................................................     195,881
                                                                       ----------
                      Total..........................................  $1,081,034
                                                                       ==========

4.  INCOME TAXES

     The components of the provision for income taxes for the year ended December 31, 1994 are as follows:

            Current payable:
              Federal.................................................  $ 96,746
              State...................................................    32,033
            Deferred..................................................   (64,779)
                                                                        --------
                      Total...........................................  $ 64,000
                                                                        ========

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

     A reconciliation of the statutory federal income tax rate to Champps' effective income tax rate for the year ended December 31, 1994 is as follows:

        Federal statutory income tax rate....................  34.0%
        State income taxes, net of federal benefits..........   5.8
        Effect of termination of S corporation election......  (8.0)
        FICA tax credit......................................  (7.0)
        Tax-exempt interest income...........................  (4.7)
        Other................................................   1.5
                                                               ----
        Effective income tax rate............................  21.6%
                                                               ====

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1994 are as follows:

        Deferred tax assets:
          Property and equipment.........................  $ 60,650
          Deferred franchise revenue.....................    45,200
          Other..........................................     2,275
                                                           --------
                                                           $108,125
                                                           ========
        Deferred tax liabilities
          Pre-opening costs..............................  $ 31,646
                                                           ========

     The deferred tax asset is included as a component of other assets in the accompanying consolidated balance sheets.

     Management has determined, based on Champps' current taxable income and the anticipation of sufficient future taxable income, that Champps will more likely than not be able to realize the full value of the deferred tax asset. Thus, no valuation allowance has been recorded as of December 31, 1994.

     Unaudited pro forma income taxes represent the estimated income taxes that would have been reported had Champps been a C corporation for the years ended
December 31, 1993 and 1992. The following summarizes the unaudited pro forma provision for income taxes:

                                                           1993          1992
                                                         ---------     --------
    Currently payable:
      Federal..........................................  $ 354,077     $200,026
      State............................................     85,650       48,481
    Deferred...........................................   (114,727)      (4,507)
                                                         ---------     --------
    Unaudited pro forma provision for income taxes.....  $ 325,000     $244,000
                                                          =========    ========

     The unaudited pro forma provision for income taxes on adjusted historical income differs from the amounts computed by applying the applicable federal statutory rates due to state income taxes. The components of the pro forma deferred income taxes are principally depreciation and deferred franchise fees.

5.  SHAREHOLDERS' INVESTMENT

     REORGANIZATION--On February 14, 1994, former Champps, CMI and CFI were consolidated into Champps of Minnetonka, Inc., and this corporation changed its name to Champps Entertainment, Inc. Pursuant to the Champps Merger Agreement, all outstanding shares of former Champps common stock were

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

converted to CMI stock; all outstanding shares of CMI stock were converted on a ratio of 87.08 to 1; and all outstanding shares of CFI common stock were converted to CMI stock on a ratio of 100 to 1. Total outstanding shares subsequent to this merger were 3,381,300. In addition, the Champps Merger Agreement authorized 15,000,000 shares of common stock with a par value of $.01 and 1,000,000 shares of $.01 preferred stock. No shares of preferred stock have been issued.

     SALE OF COMMON STOCK--On December 31, 1993, Champps sold 302,253 shares of common stock (600,000 shares after giving effect to the merger described above) to a then unrelated investor for $1,500,000 pursuant to a stock purchase agreement.

     On March 29, 1994, the Securities and Exchange Commission declared effective a Registration Statement relating to the initial public offering of 1,200,000 shares of Champps' common stock. Champps received net proceeds of $6,650,000 on April 6, 1994 and $990,000 upon exercise of the underwriter's overallotment option of 180,000 shares on April 25, 1994. The accompanying consolidated financial statements reflect the effect of this offering net of transaction-related expenses.

     STOCK PURCHASE WARRANTS--On April 1, 1992, Champps sold a stock purchase warrant to a consultant for $1,000. The warrant gave the holder the right to purchase 5% of the capital stock of Champps for $75,000, fair market value at the issuance date. On August 19, 1993, the warrant was exercised. Pursuant to the merger described above, the certificates initially issued upon the exercise of the warrant were canceled and new certificates which reflected the dilution associated with the sale of the warrant and common stock described above were issued. Total shares issued represented 135,510 shares as of December 31, 1993 and 269,000 as of December 31, 1994.

     STOCK OPTION PLANS--Up to 260,000 shares of common stock may be issued for stock options to employees and directors under Champps' 1994 Incentive Stock Option and Outside Director Stock Option Plans. Such options may be granted from time to time at the discretion of the Champps Board of directors at option prices equal to the fair market value of the shares for incentive stock options. The option price may be less than fair market value for nonstatutory stock options granted. Options generally have a 10-year term and vest over various periods.

     During 1994, 198,000 options were granted at prices ranging from $5.25 to $6.25 per share. No options were canceled or exercised during 1994.

6.  SALE OF NEW BRIGHTON RESTAURANT

     On February 12, 1992, former Champps entered into an agreement to sell its interest in the New Brighton, Minnesota, restaurant. Former Champps repurchased the minority shares held by the buyer group of the restaurant, gave its ownership rights in principally all assets and was released of its obligations to pay account payables, accrued expenses and long-term debt. Former Champps recognized a loss of approximately $262,000 as a result of this transaction. Approximately $240,000 in sales from this restaurant are included in "Net sales by Champps-owned restaurants" in the accompanying consolidated statements of operations for the year ended December 31, 1992.

7.  SEVERANCE EXPENSE

     In January, 1995, Champps reached a settlement agreement with its former chief executive officer related to his November 1994 departure from Champps. The settlement included the cancellation of a $102,000 note receivable and resulted in a net charge to 1994 operations of $280,377.

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

8.  RELATED-PARTY TRANSACTIONS

     The following is a summary of transactions between Champps and related parties in addition to those described elsewhere in the Notes to Consolidated
Financial Statements:

                                                                                DISTRIBUTIONS
                                                           NONCASH        -------------------------
              DESCRIPTION OF TRANSACTION                CONTRIBUTIONS        CASH         NONCASH
------------------------------------------------------  -------------     ----------     ----------
CHAMPPS OF MINNETONKA, INC.
- Dividend to shareholder in February 1993 in
  satisfaction of note receivable from this
  shareholder.........................................    $      --       $       --     $  736,620
- Cash dividend to shareholder in March 1993, used by
  shareholder to repurchase a 25% minority interest in
  Champps.............................................           --          375,000             --
- Assumption of note payable to a former
  shareholder.........................................           --               --        334,460
- Cash dividends to shareholders in December 1993 for
  the payment of 1993 individual income taxes.........           --          498,000             --
- Other cash dividends paid to shareholder for
  personal purposes...................................           --           38,000             --
CHAMPPS FRANCHISING, INC.
- Contribution of initial capital in February 1993....      150,000               --             --
- Dividend to shareholder in February 1993 to repay
  financing of original stock purchase................           --               --        150,000
- Cash dividend to shareholder in December 1993 for
  the payment of 1993 individual income taxes.........           --           80,000             --
CHAMPPS ENTERTAINMENT, INC.
- Conversion of a personal note from Champps to
  capital by majority shareholder in January 1993.....      477,300               --             --
- Cash dividend to shareholder to make payments on
  note to a former shareholder........................           --          180,000             --
- Cash dividend to shareholder in December 1993 for
  the payment of 1993 individual income taxes.........           --           50,000             --
                                                             ------          -------        -------
                                                          $ 627,300       $1,221,000     $1,221,080
                                                             ======          =======        =======

     All related-party transactions which occurred during the year ended December 31, 1994 have been disclosed elsewhere in the Notes to Consolidated Financial Statements.

9.  COMMITMENTS AND CONTINGENCIES

     LEASE COMMITMENTS--Champps conducts its operations principally from leased restaurant facilities, all of which have noncancelable operating leases with various expiration dates through 2011. The restaurant leases generally include land and building, require contingent rent above the minimum lease payment based on a percentage of sales ranging from 3% to 5%, as well as various expenses incidental to the use of the property. Most leases have renewal options.

     In connection with certain lease agreements, Champps has entered into separate agreements for the use of liquor licenses from the landlord. In consideration for the licenses, Champps has issued promissory notes aggregating $390,000. These promissory notes require monthly interest payments based on interest rates of 7% and 12% annually. Champps may discharge the indebtedness at any time by returning the license to the landlord and is obligated to return the license at lease termination at which time the indebtedness would be

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

canceled. Accordingly, this obligation has not been reflected in the accompanying consolidated balance sheets. Interest payments have been included in future minimum lease payments throughout the lease terms.

     The aggregate minimum annual lease payments under noncancelable leases, including those for restaurants which are not yet open, at December 31, 1994 were as follows:

                                                                    CAPITAL     OPERATING
                                                                    LEASES       LEASES
                                                                   ---------   -----------
    1995.........................................................  $ 166,723   $   642,205
    1996.........................................................    166,723       936,366
    1997.........................................................    169,910       941,154
    1998.........................................................    170,573       946,074
    1999.........................................................    203,527       951,128
    Thereafter...................................................         --     8,413,903
                                                                   ---------   -----------
    Total minimum lease commitments..............................  $ 877,456   $12,830,830
                                                                               ===========
    Less-amount representing interest............................   (150,944)
                                                                   ---------
    Present value of obligations.................................    726,512
    Less-current portion.........................................   (116,512)
                                                                   ---------
    Long-term obligations under capital leases...................  $ 610,000
                                                                   =========

     Rent expense charged to operations on operating leases was as follows for each of the three years ended December 31:

                                                              1994       1993       1992
                                                            --------   --------   --------
    Base rent.............................................  $230,526   $145,336   $141,081
    Contingent rent.......................................    59,010     28,855     22,623
    Other charges.........................................    70,561     44,066     47,504
                                                            --------   --------   --------
      Total...............................................  $360,097   $218,197   $211,208
                                                            ========   ========   ========

     PURCHASE OF TRADE NAME--On February 1, 1994, Champps purchased the exclusive rights to use the "Champps" trade name from a third party by agreeing to pay a fee of 1/4% of gross sales, excluding four pre-existing Champps restaurants in Minnesota, up to a maximum of $250,000 per year, adjusted annually for inflation, or a minimum of $40,000 per year. In addition, Champps issued 18,824 shares of its common stock as additional consideration for the trade name.

     LETTER OF CREDIT AGREEMENTS--A standby letter of credit in the amount of $300,000 has been issued by Champps' bank to secure Champps' obligations under a capital lease for certain restaurant equipment. This letter of credit and the related security agreement terminate in April 1996 upon the satisfaction of certain financial covenants. As security for this standby letter of credit, Champps has pledged certain cash equivalents held at the bank (see Note 2).

     EMPLOYMENT AND CONSULTING AGREEMENTS--On January 1, 1994, Champps entered into an employment agreement with its president that continues through December 31, 1998. The agreement requires a base salary of $236,000 per year and a maximum annual bonus of up to $100,000. The agreement also requires Champps to pay 50% of his salary and bonus to his estate if employment is terminated due to death or one year's salary as severance in the event of a change in control of Champps.

     On January 1, 1994, Champps entered into two consulting agreements with a shareholder. Champps agreed to pay the shareholder/consultant $50,000 at the completion of an initial public offering in

                          CHAMPPS ENTERTAINMENT, INC.

                               DECEMBER 31, 1994

consideration for his management consulting services directly associated with the offering. Champps also agreed to pay the shareholder/consultant an amount no less than $50,000 and no more than $150,000 in any year, equal to the sum of .5% of new Company-owned restaurants' sales and .25% of new franchised restaurants' sales. He is also to receive a one-time payment of $50,000 upon the opening of a Champps-owned restaurant in early 1995. Champps paid the shareholder/consultant $83,000 during the year ended December 31, 1994 pursuant to these agreements.

10.  PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information is provided to show the significant effects on the historical financial information had Champps operated as a single consolidated C corporation throughout all periods presented. Net income per common share is calculated using adjusted net income.

     Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and common equivalent shares which were issued or became issuable during the 12 months immediately preceding the initial public offering have been included in the calculation as if they were outstanding for all periods prior to the initial public offering using the treasury stock method and the initial public offering price.


                                    CHAMPPS ENTERTAINMENT, INC.

                                    CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31   DECEMBER 31,
                                                                          1995           1994
                                                                       (UNAUDITED)
                                                                      ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $  1,497,675   $  6,466,419
  Marketable securities.............................................                      170,000
  Inventories.......................................................       364,239        112,150
  Accounts receivable...............................................       553,311        166,062
  Pre opening costs, net............................................     1,027,129        262,156
  Prepaid expenses and other current assets.........................       705,906        131,201
                                                                      ------------   ------------
          Total current assets......................................     4,148,260      7,307,988
Property, equipment and leasehold improvements, net.................    12,909,758      2,923,438
Other assets, net...................................................       480,997        340,289
                                                                      ------------   ------------
                                                                      $ 17,539,015   $ 10,571,715
                                                                      ============   ============
LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of long-term debt..............................  $    609,278   $    471,034
  Borrowings on line of credit......................................     1,500,000             --
  Accounts payable..................................................     2,082,862        196,123
  Accrued expenses --
     Payroll and related benefits...................................       369,594        222,730
     Other..........................................................       538,917        404,252
  Deferred income taxes.............................................        43,346         31,646
  Deferred revenue..................................................        50,000        143,000
                                                                      ------------   ------------
          Total current liabilities.................................     5,193,997      1,468,785
Long-Term Debt......................................................     3,332,329        610,000
Commitments and contingencies
Shareholders' Investment
  Common stock......................................................        49,537         47,801
  Additional paid-in capital........................................     8,704,082      8,230,498
  Unrealized loss on marketable securities, net of tax effect.......            --        (18,300)
  Retained earnings.................................................       259,070        232,931
                                                                      ------------   ------------
          Total shareholders' investment............................     9,012,689      8,492,930
                                                                      ------------   ------------
                                                                      $ 17,539,015   $ 10,571,715
                                                                      ============   ============

   The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FOR THE FIFTY-     FOR THE YEAR
                                                                TWO WEEKS            ENDED
                                                                   ENDED           DECEMBER 31,
                                                                DECEMBER 31,          1994
                                                                   1995
                                                                (UNAUDITED)
                                                              ---------------     -------------
REVENUES:
  Net sales by Company-owned restaurants....................    $20,726,032        $ 7,900,068
  Royalty and franchise fee revenue.........................        608,612            637,940
  Other revenue.............................................        148,325             81,695
                                                              ---------------     -------------
     Total revenues.........................................     21,482,969          8,619,703
                                                              ---------------     -------------
COST AND EXPENSES:
  Cost of sales.............................................      5,971,175          2,274,742
  Restaurant operating expenses.............................     11,492,122          4,099,440
  Direct franchise expenses.................................        124,038            119,879
  Depreciation and amortization.............................      1,744,345            394,524
  General and administrative expenses.......................      2,062,468          1,513,143
                                                              ---------------     -------------
     Total cost and expenses................................     21,394,648          8,401,728
                                                              ---------------     -------------
Income from operations......................................         88,321            217,975
Interest expense............................................       (186,404)          (122,304)
Interest income.............................................        164,781            201,260
Other exepnse...............................................        (28,259)
                                                              ---------------     -------------
Income before provision for income taxes....................         38,439            296,931
Provision for income taxes..................................         12,300             64,000
                                                              ---------------     -------------
Net income..................................................    $    26,139        $   232,931
                                                              ==============      =============
Net income per common share.................................    $      0.01        $      0.05
                                                              ==============      =============
Weighted average shares outstanding.........................      4,989,612          4,807,559
                                                              ==============      =============

  The accompanying notes are an integral part of these consolidated financial statements.


                                         CHAMPPS ENTERTAINMENT, INC.

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      FOR THE FIFTY-TWO     FOR THE YEAR ENDED
                                                         WEEKS ENDED        DECEMBER 31, 1994
                                                      DECEMBER 31, 1995
                                                         (UNAUDITED)
                                                     -------------------   -------------------
OPERATING ACTIVITIES:
Net income.........................................      $    26,139          $    232,931
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization....................        1,744,845               394,524
  Noncash severance expense........................                                102,000
  Deferred income tax benefit......................                                (64,779)
  Loss on sale of investment.......................           28,259
  Changes in other operating items:
     Inventories and accounts receivable...........         (639,338)             (194,735)
     Preopening costs..............................       (1,471,460)             (344,187)
     Prepaid expenses and other....................         (369,548)              (247,150)
     Accounts payable..............................        1,886,739               173,933
     Accrued expenses..............................          281,529               299,994
     Deferred franchise fee revenue................          (93,000)              (20,000)
                                                     -------------------   -------------------
       Net cash provided by operating activities...        1,394,165               332,531
                                                     -------------------   -------------------
INVESTING ACTIVITIES:
Purchase of property, equipment and leasehold
  improvements, net................................       (7,599,179)           (2,324,784)
Sale (purchase) of marketable securities...........          171,741              (200,000)
Proceeds from sale of assets.......................                                758,981
Increase in other assets...........................         (203,292)
                                                     -------------------   -------------------
       Net cash used for investing activities......       (7,630,730)           (1,765,803)
                                                     -------------------   -------------------
FINANCING ACTIVITIES:
Borrowings of short term credit facilities, net....        1,500,000
Payments on long-term debt.........................         (502,342)           (1,446,188)
Exercise of warrants and options...................          270,163
Net proceeds from initial public offering of common
  stock............................................                               7,196,839
                                                     -------------------   -------------------
  Cash provided by financing activities............        1,267,821              5,750,651
                                                     -------------------   -------------------
Net increase (decrease) in cash and cash
  equivalents......................................       (4,968,744)            4,317,379
                                                     -------------------   -------------------
Cash and cash equivalents, beginning of period.....        6,466,419             2,149,040
                                                     -------------------   -------------------
Cash and cash equivalents, end of period...........      $ 1,497,675           $ 6,466,419
                                                     ==================    ===================
Noncash transactions:

  Issuance of common stock to purchase trade
    name...........................................                            $   100,000

  Cancellation of note receivable..................                            $   102,000

  Tax benefit from exercise of warrants............      $   205,167

  Equipment acquired pursuant to capital lease
    arrangements...................................      $ 3,362,195               758,981

  The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
                   FIFTY TWO WEEKS ENDED DECEMBER 31, 1995 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 1994

                            COMMON STOCK                                                  RETAINED     UNREALIZED
                   -------------------------------                         ADDITIONAL     EARNINGS      LOSS ON
                    CMI/THE                                                 PAID-IN     (ACCUMULATED   MARKETABLE   SHAREHOLDERS'
                    COMPANY     CHAMPPS      CFI       TOTAL     AMOUNT     CAPITAL       DEFICIT)     SECURITIES    INVESTMENT
                   ---------   ----------   ------   ---------   -------   ----------   ------------   ----------   -------------

BALANCE, JANUARY
   1, 1994........    17,945    1,684,055    1,346   1,703,346   $ 5,221   $2,591,862   $(1,615,623)          --      $  981,460
Conversion to C
  Corporation for
  tax purposes ...        --           --       --          --        --   (1,615,623)    1,615,623           --              --
Effects of Merger
  Agreement ...... 3,363,355   (1,684,055)  (1,346)  1,677,954    28,592      (28,592)           --           --              --
Initial public
  offering, net of
  expenses ....... 1,380,000           --       --   1,380,000    13,800    7,183,039            --           --       7,196,839
Issuance of common
  stock ..........    18,824           --       --      18,824       188       99,812            --           --         100,000
Unrealized loss on
  marketable
  securities .....        --           --       --          --        --           --            --     $(18,300)        (18,300)
Net income........        --           --       --          --        --           --       232,931           --         232,931
                   ---------   ----------   ------   ---------   -------   ----------   -----------     --------      ----------
BALANCE, DECEMBER
  31, 1994........ 4,780,124           --       --   4,780,124   $47,801   $8,230,498   $   232,931     $(18,300)     $8,492,930
Excercise of Stock
  purchase
  warrants .......   171,250                           171,250     1,712      458,608                                    460,320
Loss on sale of
  marketable
  securities......                                                                                        18,300          18,300
Exercise of
  options.........     2,400                             2,400        24       14,976                                     15,000
Net income........                                                                           26,139                       26,139
                   ---------   ----------   ------   ---------   -------   ----------   -----------     --------      ----------
Balance December
  31, 1995........ 4,953,773                         4,953,774   $49,537   $8,704,082   $   259,070           --      $9,012,689
                   =========   ==========   ======   =========   =======   ==========   ===========     ========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          CHAMPPS ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- In the opinion of management, the accompanying consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position and results of operations. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in Champps Annual Report on Form 10-K for the year ended December 31, 1994.

     MERGER -- On February 21, 1996, pursuant to an Agreement and Plan of Merger dated as of October 10, 1995 (the "Merger Agreement") by and among DAKA International, Inc. ("DAKA"), CEI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of DAKA ("Sub"), and Champps, Sub was merged with and into Champps (the "Merger") whereupon Champps became a wholly-owned subsidiary of DAKA. In connection with the Merger, DAKA will issue forty-three hundredths (0.43) of one share of DAKA Common Stock for each share of Champps Common Stock plus cash for any fractional shares. The issuance of DAKA's common stock in connection with the Merger was approved by the stockholders of DAKA at DAKA's Annual Meeting of Stockholders held on February 21, 1996. The Merger was also approved by the shareholders of Champps at a Special Meeting of the Shareholders of Champps held on February 21, 1996.

     FISCAL PERIODS -- Effective January 1, 1995, Champps changed its fiscal year from a calendar year end to a 52/53 week year. Accordingly, the four quarters ended December 31, 1995 consisted of fifty-two weeks and 2 days and the four quarters ended December 31, 1994 consisted of fifty-two weeks. All future quarterly periods will consist of thirteen weeks. Champps believes that the change in reporting periods does not have a material effect on the comparability of the accompanying consolidated financial statements.

2.  SHAREHOLDERS' INVESTMENT

     On March 29, 1994, the Securities and Exchange Commission declared effective a Registration Statement on Form SB-2 relating to the initial public offering of 1,200,000 shares of Champps' common stock. Following the effective date of the Registration Statement, Champps issued 1,200,000 shares at $6.25 per share. Champps received net proceeds of $6,650,000 on April 6, 1994 and $990,000 upon exercise of the underwriter's over-allotment option on April 25, 1994. The accompanying consolidated financial statements reflect the effect of this offering net of transaction related expenses.

     As of December 31, 1994, there were warrants outstanding to purchase 171,250 shares of Champps' common stock at $1.50 per share which were granted to Champps former Chief Executive Officer in connection with his employment agreement. On January 9, 1995, 68,500 shares were exercised and the remaining 102,750 shares were exercised on February 3, 1995. None of these shares are currently held by the former officer. The exercise of these warrants resulted in receipt by Champps of approximately $257,000. In connection with the transaction, Champps recognized a noncash tax benefit of approximately $203,000.

                          CHAMPPS ENTERTAINMENT, INC.

                              December 31, 1995
                                  (UNAUDITED)

3.  DEBT

     In August 1995, Champps entered into a $1.5 million revolving line of credit agreement with its bank. The purpose of the credit facility is to provide working capital for new restaurant development. The line of credit expires on August 10, 1996 and bears a variable interest rate equal to the bank's reference rate plus 1% (9.50% on December 31, 1995). The line of credit is collateralized by substantially all of Champps assets which are not encumbered by capital lease obligations. As of December 31, 1995, borrowings under this line of credit were $535,000.

     In October 1995, Champps and DAKA entered into a loan agreement whereby DAKA has committed to provide financing to Champps of up to an aggregate principal amount of $3 million due on October 10, 2000. Interest is payable quarterly and accrues at the fixed rate of 10% per annum. The loan is secured by the Champps restaurant located in Irvine, California. At December 31, 1995, $710,000 was outstanding under this agreement.

4.  COMMITMENTS AND CONTINGENCIES

     In August 1995, Champps entered into an Interim Financing Agreement (the "Agreement") with a third party lender. Under the terms of the Agreement, Champps has the ability to borrow up to $925,000 to fund the cost of new restaurant audio/visual and point of sale equipment during the new restaurant construction period. As of December 31, 1995, borrowings under this facility were approximately $325,000. Capital lease financing is in place such that all outstanding balances will be converted to permanent lease financing within thirty days of each new restaurant opening.

     Champps is involved from time to time in legal proceedings incidental to the normal course of business. Although the ultimate outcome of any of these proceedings cannot be determined at any particular time, management believes there are no current legal proceedings, the final disposition of which, would have a material adverse effect on the financial position or results of operations of Champps.

     In August 1995, Champps entered into a multi-site sale leaseback financing agreement with a third party finance company to provide sale leaseback financing to Champps for up to 6 new restaurant sites in which the Company owns the real estate. Such agreement expires on December 31, 1997. Such new site must be approved by the third party prior to any funding under the agreement.

     In December 1995, Champps obtained a commitment for a $40 million development and sale-leaseback financing facility from AEI Fund Management, Inc. ("AEI"). Pursuant to the terms of the agreement, Champps will sell and lease back from AEI Champps restaurants to be constructed, in which Champps has an ownership interest in the real estate and will pay a commitment fee of 1% of the sale price of each property sold to AEI. The purchase price shall be equal to the total project cost of the property, as defined in the agreement, not to exceed its appraised value (the "Purchase Price"). The unused commitment, if any, expires on December 6, 1997. The leases, to be guaranteed by DAKA, provide for a fixed minimum rent based on a percentage of the respective property's Purchase Price, subject to subsequent CPI-based increases. The leases also provide for an initial term of 20 years with two 5-year renewal options exercisable at the option of Champps. The terms and conditions of the sale-leaseback are such that they do not meet the criteria for treatment as capital leases under Statement of Financial Accounting Standards (SFAS) No. 13 "Accounting for Leases."

                  ITEM 7(B) PRO FORMA FINANCIAL INFORMATION

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On February 21, 1996 pursuant to the Merger Agreement by and among DAKA, Sub and Champps, Sub was merged into Champps whereupon Champps became a wholly-owned subidiary of DAKA. Under the terms of the Merger Agreement, upon the consummation of the Merger each outstanding share of Champps common stock, par value $.01 per share ("Champps Common Stock"), was converted into the right to receive forty-three hundredths (0.43)of one share of DAKA's Common Stock. On February 21, 1996, pursuant to the Merger Agreement by and among DAKA, Sub and Champps, Sub was merged into Champps whereupon Champps became a wholly-owned subidiary of DAKA. The Merger will be treated as a tax-free reorganization for federal income tax purposes and as a pooling-of-interests for financial accounting purposes whereby DAKA will restate previously issued consolidated financial statements to include Champps.

     On February 8, 1995, Daka, a wholly-owned subsidiary of DAKA, acquired an 80.01% general partnership interest in a newly-formed limited partnership, Daka Restaurants, L.P. ("DRLP"), in exchange for cash of $10.1 million. Simultaneously, DRLP acquired substantially all of the assets and foodservice contracts comprising the education and corporate foodservice business (the "Acquired Foodservice Business") of ServiceMaster Management Services L.P. ("SMMSLP") for a purchase price of approximately $21.1 million. The purchase price was comprised of a cash payment of $10.1 million, the assumption of approximately $806 thousand of liabilities, a deferred payment of $10.2 million paid on June 13, 1995 and the issuance of a 19.99% limited partnership interest in DRLP to SMMSLP. The purchase of the Acquired Foodservice Business was accounted for using the purchase method of accounting.


     The accompanying pro forma condensed combined financial statements include the combined statements of income of DAKA and Champps for the fiscal years ended July 1, 1995, July 2, 1994, June 26, 1993 and for the six months ended December 30, 1995 and December 31, 1994 and the combined balance sheets of DAKA and Champps as of July 1, 1995, July 2, 1994 and December 30, 1995. In addition, the accompanying pro forma condensed combined statement of income for the fiscal year ended July 1, 1995 reflects the operating results of the Acquired Foodservice Business, acquired as of the close of business on February 8, 1995, as if it had been acquired on July 3, 1994, the beginning of the fiscal year.



     The accompanying pro forma condensed combined balance sheet as of July 1, 1995 and July 2, 1994 were derived from the audited consolidated balance sheet of DAKA as of July 1, 1995 and July 2, 1994 and from the unaudited consolidated balance sheet of Champps as of July 2, 1995 and June 30, 1994.



     The accompanying pro forma condensed combined balance sheets and statements of income as of and for the six months ended December 30, 1995 and December 31, 1994 are derived from the unaudited consolidated financial statements of DAKA for the aforementioned periods and from the unaudited consolidated financial statements of Champps for the twenty-six weeks ended December 30, 1995 and for the six months ended December 31, 1994. Such consolidated financial statements, in the opinion of each of the respective company's management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such consolidated financial statements.


     The accompanying pro forma condensed combined statements of income for the years ended July 1, 1995, July 2, 1994 and June 26, 1993 were derived from (i) the audited consolidated statements of income of DAKA for the years ended July 1, 1995, July 2, 1994 and June 26, 1993 and (ii) the unaudited statements of income of Champps for the fifty-two weeks ended July 2, 1995 and for the four quarters ended June 30, 1994 and June 30, 1993. Such consolidated unaudited statements of income of Champps, in the opinion of Champps' management, contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods.


     The audited consolidated statement of income of DAKA for the year ended July 1, 1995 includes the operating results of the Acquired Foodservice Business from February 9, 1995 through July 1, 1995. In addition to the amounts included in DAKA's historical consolidated statement of income, the accompanying pro forma condensed combined statement of income for the fiscal year ended July 1, 1995 also includes the operating results of the Acquired Foodservice Business for the period from July 3, 1994 to December 21, 1994. For purposes of the accompanying pro forma condensed combined statement of income for the fiscal year ended July 1, 1995 the operating results for the period from December 22, 1994 through February 8, 1995, which are not included therein are not considered significant.

     The accompanying pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial condition that would have been achieved if DAKA and Champps had operated as a combined company during the periods presented or if the acquisition of the Acquired Foodservice Business had occurred at the beginning of the fiscal year. In addition, the accompanying pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial condition which may be achieved in the future.

     The accompanying pro forma condensed combined financial statements have been prepared using the assumptions set forth in the accompanying Notes to Pro Forma Condensed Combined Financial Statements and should be read in conjunction with the audited consolidated financial statements and notes thereto of DAKA incorporated herein by reference and the audited consolidated financial statements of Champps.

                           DAKA INTERNATIONAL, INC.

                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                JULY 1, 1995
                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)
                                                                            PRO FORMA      PRO FORMA
                                                        DAKA     CHAMPPS   ADJUSTMENTS     COMBINED
                                                      --------   -------   -----------     ---------
ASSETS:
Current Assets:
  Cash and cash equivalents.........................  $  7,236   $ 3,081                    $ 10,317
  Accounts receivable, net..........................    29,844       150                      29,994
  Inventories.......................................     9,295       153                       9,448
  Prepaid expenses and other current assets.........     1,530     1,136                       2,666
                                                      --------   -------     -------        --------
     Total current assets...........................    47,905     4,520                      52,425
                                                      --------   -------     -------        --------
Property and equipment, net.........................    86,513     7,361                      93,874
Other assets, net...................................    33,362       439                      33,801
                                                      --------   -------     -------        --------
                                                      $167,780   $12,320                    $180,100
                                                      ========   =======     =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable..................................  $ 19,492   $   889                    $ 20,381
  Accrued expenses..................................    17,364       819     $ 2,048 (3)      20,231
  Current portion of long-term debt.................       613       238                         851
  Deferred income taxes.............................       236                                   236
                                                      --------   -------     -------        --------
     Total current liabilities......................    37,705     1,946       2,048          41,699
                                                      --------   -------     -------        --------
Long-term debt......................................    68,497     1,275                      69,772
Other long-term liabilities.........................    11,842                                11,842
Stockholders' Equity:
  Preferred Stock, $.01 par value...................         1                                     1
  Common Stock, $.01 par value......................        46        49         (26)(2)          69
  Capital in excess of par value....................    38,848     8,688          26 (2)      47,562
  Unrealized loss on marketable securities..........                  (8)                         (8)
  Retained earnings.................................    10,841       370      (2,048)(3)       9,163
                                                      --------   -------     -------        --------
     Total stockholders' equity.....................    49,736     9,099      (2,048)         56,787
                                                      --------   -------     -------        --------
                                                      $167,780   $12,320     $     0        $180,100
                                                      ========   =======     =======        ========

        See Notes to Pro Forma Condensed Combined Financial Statements.

                           DAKA INTERNATIONAL, INC.

                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                JULY 2, 1994
                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                (UNAUDITED)
                                                                            PRO FORMA      PRO FORMA
                                                        DAKA     CHAMPPS   ADJUSTMENTS     COMBINED
                                                      --------   -------   -----------     ---------
ASSETS:
Current Assets:
  Cash and cash equivalents.........................  $  5,040    $8,043                   $  13,083
  Accounts receivable, net..........................    25,642        57                      25,699
  Inventories.......................................     7,730        50                       7,780
  Prepaid expenses and other current assets.........     1,743       111                       1,854
                                                      --------    ------     -------        --------
     Total current assets...........................    40,155     8,261     $     0          48,416
                                                      --------    ------     -------        --------
Property and equipment, net.........................    63,763     1,267                      65,030
Other assets, net...................................    14,937       131                      15,068
                                                      --------    ------     -------        --------
                                                       118,855     9,659           0         128,514
                                                      ========    ======     =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable..................................    16,988       224                      17,212
  Accrued expenses..................................    16,501       380       2,048 (3)      18,929
  Current portion of long-term debt.................     1,312       228                       1,540
  Deferred income taxes.............................        85                                    85
                                                      --------    ------     -------        --------
     Total current liabilities......................    34,886       832       2,048          37,766
                                                      --------    ------     -------        --------
Long-term debt......................................    46,140       474                      46,614
Other long-term liabilities.........................     5,049                                 5,049
Stockholders' Equity:
  Preferred Stock, $.01 par value...................         1                                     1
  Common Stock, $.01 par value......................        38        19          26 (2)          83
  Capital in excess of par value....................    30,616     8,175         (26)(2)      38,765
  Unrealized loss on marketable securities..........
  Retained earnings ................................     2,125       159      (2,048)(3)         236
                                                      --------    ------     -------        --------
     Total stockholders' equity.....................    32,780     8,353      (2,048)         39,085
                                                      --------    ------     -------        --------
                                                      $118,855    $9,659     $     0        $128,514
                                                      ========    ======     =======        ========

        See Notes to Pro Forma Condensed Combined Financial Statements.

                           DAKA INTERNATIONAL, INC.

                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                             DECEMBER 30, 1995
                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                (UNAUDITED)

                                                                            PRO FORMA      PRO FORMA
                                                        DAKA     CHAMPPS   ADJUSTMENTS     COMBINED
                                                      --------   -------   -----------     ---------
ASSETS:
Current Assets:
  Cash and cash equivalents.........................  $  9,083   $ 1,498                   $  10,581
  Accounts receivable, net..........................    45,244       553                      45,797
  Inventories.......................................    10,193       364                      10,557
  Prepaid expenses and other current assets.........     2,957     1,733                       4,690
                                                      --------   -------     -------        --------
Other assets, net...................................    67,477     4,148     $     0          71,625
                                                      --------   -------     -------        --------
Property and equipment, net.........................   101,055    12,910                     113,965
Other assets, net...................................    32,174       481                      32,655
                                                      --------   -------     -------        --------
                                                      $200,706   $17,539           0        $218,245
                                                      ========   =======     =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable..................................  $ 21,172   $ 2,083                    $ 23,255
  Accrued expenses..................................    16,201       959       2,048 (3)      19,206
  Current portion of long-term debt.................       782     2,109                       2,893
  Deferred income taxes.............................       236        43                         279
                                                      --------   -------     -------        --------
                                                        38,391     5,194       2,048          45,633
                                                      --------   -------     -------        --------
Long-term debt......................................    85,047     3,332                      88,379
Other long-term liabilities.........................    12,602                                12,602
Stockholders' Equity:
  Common Stock, $.01 par value......................        73        50         (26)(2)          97
  Capital in excess of par value....................    47,701     8,704          26 (2)      56,431
  Unrealized loss on marketable securities..........
  Retained earnings ................................    16,892       259      (2,048)(3)      15,103
                                                      --------   -------     -------        --------
     Total stockholders' equity.....................    64,666     9,013      (2,048)         71,631
                                                      --------   -------     -------        --------
                                                      $200,706   $17,539     $     0        $218,245
                                                      ========   =======     =======        ========

        See Notes to Pro Forma Condensed Combined Financial Statements.

                           DAKA INTERNATIONAL, INC.

                                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                         FISCAL YEAR ENDED JULY 1, 1995
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)

                                                                                 ACQUIRED
                                                                                FOODSERVICE    PRO FORMA
                                            DAKA     CHAMPPS(1)    SUBTOTAL     BUSINESS(6)   COMBINED(3)
                                          --------   ----------   -----------   -----------   -----------
REVENUES:
  Sales.................................  $309,542     $11,834      $321,376      $43,517       $364,893
  Management fees and franchising
     income.............................    11,063         636        11,699                      11,699
                                          --------     -------      --------      -------       --------
                                           320,605      12,470       333,075       43,517        376,592
                                          --------     -------      --------      -------       --------
COSTS AND EXPENSES:
  Cost of sales and operating
     expenses...........................   262,017       9,488       271,505       39,906        311,411
  Selling, general and administrative
     expenses...........................    29,742       2,104        31,846        1,952         33,798
  Depreciation and amortization.........    10,820         818        11,638          643         12,281
  Interest expense......................     4,256          66         4,322          441          4,763
  Interest income.......................      (631)       (239)         (870)                       (870)
  Other expense (income)................        (8)                       (8)         203            195
                                          --------     -------      --------      -------       --------
                                           306,196      12,237       318,433       43,145        361,578
                                          --------     -------      --------      -------       --------
Income before income taxes..............    14,409         233        14,642          372         15,014
Income taxes............................     5,293          24         5,317          154          5,471
                                          --------     -------      --------      -------       --------
Net income..............................     9,116         209         9,325          218          9,543
Preferred stock dividend................       400                       400                         400
                                          --------     -------      --------      -------       --------
Net income available to common
  stockholders..........................  $  8,716     $   209      $  8,925      $   218       $  9,143
                                          ========     =======      ========      =======       ========
WEIGHTED AVERAGE SHARES OUTSTANDING(4):
  Primary...............................     4,290       2,162         6,452                       6,452
  Fully diluted.........................     8,728       2,162        10,890                      10,890
EARNINGS PER SHARE:
  Primary...............................  $   2.03     $   .10      $   1.38                    $   1.42
  Fully diluted.........................  $   1.18     $   .10      $    .96                    $    .98

         See Notes to Pro Forma Condensed Combined Financial Statements

                           DAKA INTERNATIONAL, INC.

                             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                (UNAUDITED)

                                     FISCAL YEAR ENDED JULY 2, 1994(1)     FISCAL YEAR ENDED JUNE 26, 1993(1)
                                     ----------------------------------    ----------------------------------
                                       DAKA      CHAMPPS    COMBINED(3)      DAKA      CHAMPPS    COMBINED(3)
                                     --------    -------    -----------    --------    -------    -----------
REVENUES:
  Sales............................  $239,352    $6,295       $245,647     $174,015    $6,285       $180,300
  Management fees and franchising
    income.........................    10,443       554         10,997        8,648       253          8,901
                                     --------    ------       --------     --------    ------       --------
                                      249,795     6,849        256,644      182,663     6,538        189,201
                                     --------    ------       --------     --------    ------       --------
COSTS AND EXPENSES:
  Cost of sales and operating
    expenses.......................   201,189     5,018        206,207      145,395     4,736        150,131
  Selling, general and
    administrative expenses........    27,304       882         28,186       23,434       619         24,053
  Depreciation and amortization....     8,223       170          8,393        5,186       254          5,440
  Interest expense.................     2,738       133          2,871        2,361        90          2,451
  Interest income..................      (251)      (80)          (331)        (428)       (4)          (432)
  Other expense (income)...........        99                       99           76                       76
                                     --------    ------       --------     --------    ------       --------
                                      239,302     6,123        245,425      176,024     5,695        181,719
                                     --------    ------       --------     --------    ------       --------
Income before income taxes.........    10,493       726         11,219        6,639       843          7,482
Income taxes.......................     3,591       298 (5)      3,889        1,992       345 (5)      2,337
                                     --------    ------       --------     --------    ------       --------
Net income.........................     6,902       428          7,330        4,647       498          5,145
Preferred stock dividend...........       800                      800
                                     --------    ------       --------     --------    ------       --------
Net income available to common
  stockholders.....................  $  6,102    $  428       $  6,530     $  4,647    $  498       $  5,145
                                     ========    ======       ========     ========    ======       ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING(4):
  Primary..........................     3,933     1,810          5,743        3,423     1,678          5,101
  Fully diluted....................     8,579     1,810         10,389        6,311     1,678          7,989
EARNINGS PER SHARE:
  Primary..........................  $   1.55    $  .24       $   1.14     $   1.36    $  .30       $   1.01
  Fully diluted....................  $    .96    $  .24       $    .84     $    .80    $  .30       $    .69

        See Notes to Pro Forma Condensed Combined Financial Statements.

                          DAKA INTERNATIONAL, INC.

                            PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                         SIX MONTHS ENDED DECEMBER 30, 1995 AND DECEMBER 31, 1994
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                               (UNAUDITED)

                                               SIX MONTHS ENDED                     SIX MONTHS ENDED
                                             DECEMBER 30, 1995(1)                 DECEMBER 31, 1994(1)
                                       ---------------------------------    ---------------------------------
                                        DAKA      CHAMPPS    COMBINED(3)     DAKA      CHAMPPS    COMBINED(3)
                                       -------    -------    -----------    -------    -------    -----------
REVENUES:
  Sales.............................. $178,888   $13,967      $192,855     $137,455    $4,927      $142,382
  Management fees and franchising
    income...........................    7,163       286         7,449        4,712       313         5,025
                                      --------   -------      --------     --------    ------      --------
                                       186,051    14,253       200,304      142,167     5,240       147,407
                                      --------   -------      --------     --------    ------      --------
COSTS AND EXPENSES:
  Cost of sales and operating
    expenses.........................  149,748    11,932       161,680      115,117     3,958       119,075
  Selling, general and administrative
    expenses.........................   17,295     1,155        18,450       13,697     1,072        14,769
  Depreciation and amortization......    7,012     1,205         8,217        4,839       278         5,117
  Interest expense...................    2,541       154         2,695        1,861        34         1,895
  Interest income....................     (154)      (58)         (212)        (104)     (133)         (237)
  Other expense (income).............     (150)       28          (122)        (104)                   (104)
                                      --------   -------      --------     --------    ------      --------
                                       176,292    14,416       190,708      135,306     5,209       140,515
                                      --------   -------      --------     --------    ------      --------
Income (loss) before income
  taxes (benefit)....................    9,759      (163)        9,596        6,861        31         6,892
Income taxes (benefit)...............    3,708       (54)        3,654        2,515       (42)        2,473
                                      --------   -------      --------     --------    ------      --------
Net income (loss)....................    6,051      (109)        5,942        4,346        73         4,419

Preferred stock dividend.............                                           400                     400
                                      --------   -------      --------     --------    ------      --------
Net income (loss) available to
  common stockholders................ $  6,051   $  (109)     $  5,942     $  3,946    $   73      $  4,019
                                      ========   =======      ========     ========    ======      ========

WEIGHTED AVERAGE SHARES
  OUTSTANDING(4):
  Primary............................    6,632     2,146         8,778        4,020     2,108         6,128
  Fully diluted......................    8,816     2,146        10,962        8,627     2,108        10,735
EARNINGS (LOSS) PER SHARE:
  Primary............................ $    .91   $  (.05)     $    .68     $    .98    $  .03       $   .66
  Fully diluted...................... $    .73   $  (.05)     $    .57     $    .58    $  .03       $   .47


        See Notes to Pro Forma Condensed Combined Financial Statements.

                            DAKA INTERNATIONAL, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     1.  FISCAL PERIODS

     DAKA's fiscal year ends on the Saturday closest to June 30. Prior to January 1, 1995, Champps' year end was December 31. On January 1, 1995, Champps changed its fiscal year to a 52/53 week year ending on the Sunday closest to December 31. The accompanying pro forma condensed combined financial statements have been prepared utilizing DAKA's fiscal calendar and are derived from the historical consolidated financial statements of DAKA and Champps. The amounts included in the pro forma condensed combined statements of income for Champps for the years ended July 1, 1995, July 2, 1994 and June 26, 1993 were derived from the unaudited consolidated statements of income for the fifty-two weeks ended July 2, 1995 and for the four quarters ended June 30, 1994 and June 30, 1993, respectively.

     2.  STOCKHOLDERS' EQUITY


     The pro forma adjustments to common stock and capital in excess of par value as of July 1, 1995, June 30, 1994 and December 30, 1995 reflect the issuance of 2,267,937 shares of DAKA common stock for all of the outstanding shares of Champps common stock representing an exchange ratio of .43 DAKA shares for each share of Champps common stock.


     3.  MERGER EXPENSES


     Under the pooling-of-interests method of accounting, costs associated with the merger of DAKA and Champps are treated as an expense of the combined company. The accompanying pro forma condensed combined statements of income do not reflect the expenses associated with the Merger, which are estimated to be approximately $3,500 pre-tax and $2,048 after-tax, that will be recorded in the first period that consolidated financial statements of the combined companies are presented, since such expenses are non-recurring. The after-tax effect of these expenses are, however, reflected in the accompanying pro forma condensed combined balance sheets as of July 1, 1995, June 30, 1994 and December 30, 1995 as a liability and a reduction to retained earnings. Merger expenses consist primarily of professional fees and proxy solicitation costs. The tax effect of the Merger expenses was calculated using DAKA's effective state income tax rate of 6.5% for the fiscal year ended July 1, 1995 and the statutory federal income tax rate of 35%.


     4.  WEIGHTED AVERAGE SHARES OUTSTANDING

     The weighted average number of outstanding shares of Champps Common Stock represents the number of equivalent shares of DAKA Common Stock into which such shares of Champps may be exchanged utilizing the maximum Exchange Ratio of .43, applied to the historical weighted average number of shares of Champps Common Stock outstanding.

     5.  INCOME TAXES

     Prior to January 1, 1994, Champps and its Predecessors (the "Companies") were S corporations. As S corporations, the Companies were generally not subject to federal or state income taxes. Instead the stockholders were taxed on the Companies' taxable income at the stockholders' individual federal and state income tax rates. Accordingly, there was no provision for income taxes recorded by the Companies. Effective January 1, 1994, the Companies elected to be taxed as C corporations for federal income tax purposes and were subject to federal and state income taxes subsequent to that date. Net income for 1992 and 1993 includes a pro forma provision for income taxes to reflect income taxes as if the Companies had been taxed as C corporations in 1992 and 1993.

                            DAKA INTERNATIONAL, INC.

     6.  ACQUIRED FOODSERVICE BUSINESS

     The audited consolidated statement of income of DAKA for the year ended July 1, 1995 includes the operating results of the Acquired Foodservice Business from February 9, 1995, through July 1, 1995. In addition to the amounts included in DAKA's historical consolidated statements of income, the accompanying pro forma condensed combined statement of income for the fiscal year ended July 1, 1995 also includes the operating results of the Acquired Foodservice Business for the period from July 1, 1994 to December 21, 1994, adjusted to reflect the pro forma adjustments for interest expense, depreciation and amortization associated with the new asset basis and SMMSLP's portion of the income of the Acquired Foodservice Business. For purposes of the accompanying pro forma condensed combined statement of income for the fiscal year ended July 1, 1995, the operating results for the period from December 22, 1994 through February 8, 1995, which are not included therein, are not considered significant.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       DAKA International, Inc.



Date:       March 6, 1996              By: /s/Louie Psallidas
                                           --------------------------
                                           Louie Psallidas
                                           Vice President, Finance
                                           (Principal Financial and Principal
                                           Accounting Officer)